SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERASIA KHAN ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)
Nevada	E.I.N. Number Pending
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

353 West 7th Avenue Vancouver, BC Canada	V5Y 1M2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-130084
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-130084) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Sample Share Certificate
5.1*	Opinion of Cane Clark LLP
10.1*	Management Services Agreement dated May 1, 2004
10.2*	Extension of Management Services Agreement dated May 1, 2005
10.3*	Suspension of Management Services Agreement dated June 29, 2004
10.4*	Academic Regalia Purchase and Rental Agreement dated June 15, 2005
23.1**	Consent of Lopez, Blevins, Bork & Associates, LLP, Chartered Accountants
23.2*	Consent of Cane Clark LLP

 *Previously filed on our Registration Statement Form SB-2 on December 2, 2005.
 ** Previously filed on our Registration Statement Form SB-2 on April 6, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: September 1, 2006

Amerasia Khan Enterprises Ltd.

By:       /s/ Johnny Lee
             Johnny Lee
Title:    Chief Executive Officer and Director